UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 000-09439

Texas	000-09439	74-2157138
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 8.01 Other Events

On March 10, 2011, IBC issued a news release announcing that on March 10, 2011, the IBC Board approved the declaration of a nineteen cent per share cash dividend for all holders of Common Stock, $1.00 par value, of record on March 28, 2011.  The dividend will be payable on April 18, 2011.  The Board also announced the extension of IBC’s stock repurchase program by authorizing the repurchase of up to $40 million of IBC common stock during the twelve month period commencing on April 9, 2011, which repurchase cap the Board is inclined to increase over time.

The news release announcing the cash dividend and the extension of IBC’s stock repurchase program, attached hereto and filed herewith as Exhibit 99, is incorporated herein by reference.

All of the information furnished in Item 8.01 of this report and the accompanying exhibits are also intended to be included under “Item 7.01 — Regulation Fair Disclosure” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

99                                    News Release of International Bancshares Corporation dated March 10, 2011 entitled, “International Bancshares Corporation Announces Cash Dividend and Extension of Stock Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

March 10, 2011

EXHIBIT INDEX

Exhibit Number	Description	Page Number

99	News Release of International Bancshares Corporation dated March 10, 2011 entitled, “International Bancshares Corporation Announces Cash Dividend, and Extension of Stock Repurchase Program.”	4